EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

VOICE DIARY INC.

1.           The name of the corporation is: Voice Diary Inc. (the “Corporation”).

2.           The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.           The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware (the “Delaware Law”). The Corporation shall have all power that may now or hereafter be lawful for a corporation to exercise under Delaware Law.

4.           (a)    The total number of shares of capital stock of all classes that the Corporation shall have the authority to issue is 10,010,000 shares of Common Stock (“Common Stock”) which shall be divided into two classes as follows: (i) 10,000,000 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”) and (ii) 10,000 shares of Class B Common Stock, par value $.01 per share.

(b)           The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock are as follows:

(i)           General. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

(ii)           Dividends. The holders of shares of Class A Common Stock and Class B Common Stock shall participate ratably, as if all shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefore; provided, however, that (1) for purposes of determining the ratable participation in dividends of the respective classes of Common Stock, each share of Class A Common Stock shall be deemed to be one share of the single class and each share of Class B Common Stock shall be deemed to be such number of shares of the single class as shall equal the number of whole shares (rounded down) of Class A Common Stock into which each share of Class B Common Stock is then convertible and (2) any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid only in shares of Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock). Dividends payable under this Section 4(b)(ii) shall be paid to the holders of record of the applicable class of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Section 4(b)(ii) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of shares of Common Stock rounded up or down in the Corporation’s sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

(iii)           Voting. (A) The Class A Common Stock shall be voting stock, and, except as set forth in Section 4(b)(iii)(B), the holders of Class A Common Stock shall vote on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote.

(B)           The holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, unilaterally shall be entitled to (1) elect one (1) director of the Corporation (the “Class B Director”) and (2) amend Section 4(b)(iv)(A) hereof so as to decrease, but not increase, the number of shares of Class A Common Stock into which each share of Class B Common Stock shall be convertible (the “Section 4(b)(iv)(A) Amendment”). The right to elect the Class B Director and to amend Section 4(b)(iv)(A) hereof may be exercised at any annual meeting of the stockholders of the Corporation, at any special meeting held in place of an annual meeting, or at a special meeting of the holders of Class B Common Stock called to take such action or by the unanimous written consent of the holders of Class B Common Stock.

At any time that special voting power is vested in the holders of Class B Common Stock, the Secretary of the Corporation may, and at the written request of holders of 5 percent or more of the shares of Class B Common Stock must, call a special meeting of the holders of Class B Common Stock for the election of the Class B Director and/or to approve a Section 4(b)(iv)(A) Amendment. The meeting must be held within forty (40) days of the delivery of the request at the time and place provided by law or in the bylaws of the Corporation for meetings of stockholders of the Corporation; provided, however, that no meeting need be called if the request is delivered less than ninety (90) days before the date fixed for the next annual meeting of the stockholders.

If at any meeting held when special voting power is vested in the holders of Class B Common Stock, the holders of at least 50 percent of Class B Common Stock then outstanding are present in person or by proxy, then the holders of Class B Common Stock present by vote of at least 50 percent of those present shall be entitled to elect the Class B Director and the holders of at least 50 percent of the outstanding shares of Class B Common Stock shall be required to approve a Section 4(b)(iv)(A) Amendment. The Class B Director selected by the holders of Class B Common Stock shall replace the existing Class B Director, who shall be deemed to have resigned. The Class B Director so elected by the holders of Class B Common Stock shall serve until the next annual meeting of the stockholders of the Corporation and until his successor is elected by the holders of Class B Common Stock and shall have qualified.

At such time, if any, as there are no shares of Class B Common Stock outstanding, the term of office of the person elected as the Class B Director by the holders of Class B Common Stock shall immediately terminate. If the office of the Class B Director is vacant due to resignation, removal or death during the time that special voting power is vested in the holders of Class B Common Stock, a special meeting of the holders of Class B Common Stock shall be called and the vacancy filled at that meeting.

(C)           In addition to the rights provided in Section 4(b)(iii)(B) or by law, the holders of Class B Common Stock shall be entitled to vote on all matters as to which holders of Class A Common Stock shall be entitled to vote (including, but not limited to, the election of directors of the Corporation), in the same manner and with the same effect as such holders of Class A Common Stock, except as set forth in Section 4(b)(iii)(B), voting together with the holders of Class A Common Stock as one class. Each share of Class B Common Stock shall entitle the holder thereof to such number of votes as shall equal the number of whole shares (rounded down) of Class A Common Stock into which such share is then convertible.

(D)           The holders of Common Stock are not entitled to cumulate votes in the election of any directors.

(iv)           Conversion of Class B Common Stock.

(A)           Each share of Class B Common Stock shall be convertible at any time at the option of the holder or holders thereof and for no additional consideration into such number of fully paid and non-assessable shares of Class A Common Stock as shall equal the quotient obtained by dividing (1) the number of shares of Class A Common Stock outstanding at the close of business on the day immediately preceding the date the Conversion Notice (as such term is defined in Section 4(b)(iv)(B)) is received by the Corporation, by (2) 7600.

(B)           Conversion Procedure.

At the time of a conversion pursuant to Section 4(b)(iv)(A), the holder or holders of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Common Stock (1) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer and (2) written notice (the “Conversion Notice”) to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the number of shares of Class B Common Stock to be converted, and the name and address in which each certificate for shares of the Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the time and date when such delivery is made to the Corporation or the transfer agent of the shares to be converted, and the person exercising such conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time.

(C)           Issuance of Conversion Shares.

As promptly as practicable following any holder’s conversion of shares of Class B Common Stock, the Corporation shall issue and deliver to the converting holder one or more certificates (as such holder may request) evidencing the shares of Class A Common Stock issuable upon conversion thereof and, if the certificates surrendered by the converting holder evidence more shares of Class B Common Stock than the holder has elected to convert, one or more certificates (as such holder may request) evidencing the shares of Class B Common Stock that have not been converted. Pending the issuance and delivery of the foregoing certificates, the certificate or certificates evidencing the shares of Class B Common Stock that have been surrendered for conversion shall be deemed to evidence the shares of Class A Common Stock issuable upon such conversion.

(D)           Treatment of Dividends. Any dividends declared and not paid on shares of Class B Common Stock prior to the conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Class A Common Stock issuable upon such conversion.

(E)           Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversions provided for herein, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such corporate action as may be necessary to assure that such shares of Class A Common Stock shall be validly issued, fully paid and non-assessable upon conversion of all of the outstanding shares of Class B Common Stock. In addition, if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversions provided for herein, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

(F)           No Combinations, Subdivisions or Splits and of Class B Common Stock. Without the unanimous approval of the holders of all outstanding shares of Class A Common Stock, the Corporation shall not effect a combination, subdivision or split of the Class B Common Stock.

(G)           Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably as if all shares were of a single class in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For purposes of determining the ratable participation of the respective classes of Common Stock in such distributions, each share of Class A Common Stock shall be deemed to be one share of the single class and each share of Class B Common Stock shall be deemed to be such number of shares of the single class as shall equal the number of whole shares (rounded down) of the Class A Common Stock into which such shares of Class B Common Stock is then convertible.

For the purposes of this Section 4(b)(iv)(G), neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

5.           The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS

Jay Weil	Shustak Jalil & Heller
545 Madison Avenue
New York, NY 10022

6.           The Corporation is to have perpetual existence.

7.           No contract or transactions between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein “person” means other corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specially approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors or a committee that authorizes the contract or transaction. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

8.           The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a director or officer of the Corporation or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under Delaware Law, as the same exists or may hereinafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is to serve as a director or officer of the Corporation while this Article 8 is in effect. Any repeal or amendment of this Article 8 shall be prospective only and shall not limit the rights to any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article 8. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under Delaware Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Delaware Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by Delaware Law, as the same exists or may hereafter be amended.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

9.           Elections of directors need not be by written ballot unless the by-laws of the Corporation shall provide.

10.         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and /or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

11.         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hand this 26th day of February, 2002.

/s/ Jay Weil
Jay Weil

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VOICE DIARY INC.

Voice Diary Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Voice Diary Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

4. (a) The total number of shares of capital stock of all classes of the Corporation shall have the authority to issue is 20,010,000 shares of Common Stock (“Common Stock”) which shall be divided into two classes as follows: (i) 20,000,000 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”) and (ii) 10,000 shares of Class B Common Stock, par value $.01 per share (“Class B Common Stock”).

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Voice Diary Inc. has caused this certificate to be signed by Arie Hinkis, its President, this 14th day of May, 2003.

VOICE DIARY INC.

By: /s/ Arie Hinkis

Arie Hinkis, President and Director

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of VOICE DIARY INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “4(a)” so that, as amended, said Article shall be and read as follows:

4. (a) The total number of shares of capital stock of all classes that the Corporation shall have the authority to issue is 500,008,334 shares of Common Stock (“Common Stock”) which shall be divided into two classes as follows: (i) 500,000,000 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”) and (ii) 8,344 shares of Class B Common Stock par value $.01 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11th day of OCTOBER, 2006.

By: /s/ Wang, Ji Guang
Authorized Officer

Title: PRESIDENT
Name: Wang, Ji Guang
Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF

Voice Diary Inc.

1.           That at a meeting of the Board of Directors of Voice Diary Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing the Article thereof numbered 2 (two) so that as amended, said Article 2 shall read as follows:

Article 2. The address of its registered office in the State of Delaware is 341 Raven Circle in the City of Wyoming, in the County of Kent. The name of the registered agent at such address is Corporations USA, LLC.

1.           That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

2.           That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.           That the capital shall not be reduced under or by any reason of said amendment.

In Witness Hereof, the undersigned have executed this Certificate of Amendment this twenty third day of April, A.D. 2007.

By: /s/ Wang, Ji Guang

Title: President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of VOICE DIARY INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is:  CHINA HEALTH RESOURCE, INC.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of May, 2007.

By: /s/ Wang, Ji Guang

Authorized Officer

Title: President

Name: Wang, Ji Guang